Exhibit 99

Taubman Centers, Inc.	T 248.258.6800

200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES FIRST QUARTER RESULTS

–	Net Income and Earnings Per Diluted Common Share (EPS) Higher Due to Sale of Interest in CityOn.Xi’an

–	Adjusted Funds from Operations (AFFO) of $0.88 per Diluted Common Share

–	Pro Rata Comparable Center NOI, Excluding Lease Cancellation Income at Constant Currency Exchange Rates, Down 1.5 Percent

–	Trailing 12-Month U.S. Comp Center Sales Per Square Foot $955, Up 2 Percent

–	Completed Financings of Starfield Anseong and CityOn.Zhengzhou

BLOOMFIELD HILLS, Mich., May 5, 2020 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the first quarter of 2020.

	March 31, 2020 Three Months Ended	March 31, 2019 Three Months Ended
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$19,896 31.6%	$15,118
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.32 (1) 28.0%	$0.25
Funds from Operations (FFO) per diluted common share Growth rate	$0.79 (15.1)%	$0.93
Adjusted FFO per diluted common share Growth rate	$0.88 (2) (7.4)%	$0.95 (3)
(1) EPS for the three-month periods ended March 31, 2020 was higher primarily due to the sale of 50 percent of our interest in CityOn.Xi’an, resulting in the recognition of gains totaling approximately $0.28 per diluted common share.
Adjusted FFO for the three months ended March 31, 2020 excludes restructuring charges, costs incurred related to the Simon
(2) Property Group transaction, deferred income tax expense incurred related to the sale of CityOn.Xi’an, an adjustment of the promote fee (net of tax) related to Starfield Hanam recorded last year and costs associated with the Taubman Asia President transition.
(3) Adjusted FFO for the three months ended March 31, 2019 excludes a restructuring charge, costs associated with shareholder activism and an adjustment for the fluctuation in the fair value of equity securities.

For the quarter ended March 31, 2020, AFFO per diluted share was $0.88, down $0.07 for the quarter ended March 31, 2019. Notably, the company’s first quarter 2019 AFFO included $0.045 per diluted share of insurance proceeds related to the business interruption claim at The Mall of San Juan (San Juan, Puerto Rico). In addition, first quarter 2020 AFFO was unfavorably impacted by the 2019 bankruptcy filing of Forever 21.

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Operating Statistics

For the quarter, comparable center NOI (comp center NOI) at our beneficial interest, excluding lease cancellation income and using constant currency exchange rates, was down 1.5 percent. Including lease cancellation income, it was down 0.4 percent. Comp center NOI was primarily down due to lower rents from Forever 21. Excluding the impact of the bankruptcy filing of Forever 21 and the subsequent restructuring of leases, comp center NOI would have been up.

Trailing 12-month sales in U.S. sales comparable centers were $955 per square foot, up 2 percent over the 12-months ended March 31, 2019. U.S comparable center sales per square foot were down 11.6 percent in the first quarter. The COVID-19 pandemic and resulting center closures, occurring in March, significantly impacted first quarter sales. In addition, as reported a year ago, Tesla model 3 deliveries substantially benefited 2019 first quarter sales. For the two-month period ended February 29, 2020, sales per square foot in U.S. comparable centers, excluding Tesla, were up 4.5 percent. Apparel sales at U.S. comparable centers were up 9.2 percent over the same period.

Average rent per square foot for the quarter in U.S. comparable centers was $62.12, down 2 percent from $63.41 in the comparable period last year. Excluding Forever 21, average rent per square foot growth would have been flat.

Ending occupancy in U.S. comparable centers was 91.9 percent on March 31, 2020, down 1.1 percent from March 31, 2019, which is primarily related to frictional vacancy at three large spaces. Leased space in U.S. comparable centers was 94.6 percent on March 31, 2020, down 0.9 percent from March 31, 2019.

Financing Activity

In February, the construction loan financing for Starfield Anseong (Anseong, South Korea), which will fund the remaining development cost, was completed. The five-year, non-recourse, Korean Won denominated loan has a capacity of approximately $246 million U.S. dollars using the March 31, 2020 exchange rate. The loan bears interest at the Korea Financial Investment Association (KOFIA) Five-Year Bond Yield plus 0.76 percent and is fixed upon each draw. The weighted average rate of the amount drawn as of March 31, 2020 was 2.25 percent. As of March 31, 2020, $44 million had been drawn on the facility. The company owns a 49 percent interest in the project, which is scheduled to open in late 2020.

In March, we completed a 1.2 billion Chinese Yuan Renminbi (RMB) (approximately $169 million U.S. dollars using the March 31, 2020 exchange rate) 12-year, fully-amortizing, non-recourse mortgage financing at CityOn.Zhengzhou (Zhengzhou, Henan, China). The company owns a 24.5 percent interest in the joint venture. The loan bears interest at the Five-Year China Loan Prime Rate plus 0.85 percent, resulting in an effective rate of 5.6 percent, as of March 31, 2020. The interest rate is fixed upon each draw and there were not any draws on this facility as of March 31, 2020. Proceeds of the loan will be used to repay the existing other financing arrangements of the joint venture and are ultimately expected to result in the repatriation of approximately $42 million later this year.

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In late March, the company borrowed $350 million on its $1.1 billion primary unsecured revolving line of credit, resulting in a total of $970 million outstanding as of March 31, 2020. The facility has a maturity date of February 2024, with two six-month extension options, and currently bears interest at a rate of LIBOR plus 1.375 percent. The company increased its borrowings as a precautionary measure to increase liquidity and preserve financial flexibility due to uncertainty resulting from the COVID-19 pandemic and is available to be used for temporary working capital needs and general corporate purposes in the near future. As of March 31, 2020, the company had $395 million in cash on its consolidated balance sheet.

In April, the company completed a one-year extension of its $65 million secured revolving line of credit. This revolving line of credit, which is typically renewed every April, had a maturity date of April 25, 2020. The facility continues to bear interest at a rate of LIBOR plus 1.4 percent and all other key terms remain unchanged. As of May 5, there had not been any borrowings on this line of credit.

CityOn.Xi’an

In February, the company completed the sale of 50 percent of Taubman Asia’s interest in CityOn.Xi’an (Xi’an, China) to real estate funds managed by the Blackstone Group, Inc. (Blackstone) for $91 million. The company now has a 25 percent ownership interest in the center. See Taubman Completes Sale of Interest in CityOn.Xi’an to Blackstone - February 28, 2020.

Net proceeds were approximately $48 million, following the allocation of property-level debt, taxes and transaction costs, which were used to pay down the company’s primary line of credit. During the quarter, the company recognized a gain on disposition of $10.6 million and a gain on remeasurement of $13.2 million related to the sale. This sale represents the third and final asset sale associated with the Blackstone transactions announced last year. See Taubman to Sell 50 Percent of its Interests in its Three Asia Shopping Centers to Blackstone - February 14, 2019.

COVID-19 Update

In response to the COVID-19 pandemic, the company closed all but two of its U.S. shopping centers on March 19. The other two centers closed soon thereafter. The company is preparing to reopen its centers, using enhanced protocols, as soon as possible in compliance all local, state and federal laws and mandates to help ensure the health and safety of communities we serve.

In Asia, the company’s three centers experienced varying levels of disruption due to COVID-19. CityOn.Xi’an was closed for about a month and reopened on February 29. CityOn.Zhengzhou was closed for 10 days and reopened on February 27. Starfield Hanam (Hanam, South Korea) never closed. In China, only theatres and children’s entertainment tenants, representing on average about 10 percent of the space, remains restricted. Since reopening, both CityOn.Xi’an and CityOn.Zhengzhou have increased their traffic and sales. Total mall tenant sales and customer traffic at both centers upon reopening were down nearly 90 percent year-over-year. Now, two months later, both are approaching 2019 levels. At Starfield Hanam, both traffic and sales have fully recovered.

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In early March, the company began implementing several liquidity enhancement initiatives in anticipation of potential disruption related to the COVID-19 pandemic. The company has decided to defer between $100 and $110 million of planned capital expenditures, at beneficial interest. About half of the remaining planned capital spending for the year, at beneficial interest, is related to the completion of the Starfield Anseong development, which will be funded using the recently obtained construction financing. Operating expenses, at beneficial interest, are also expected to be reduced by approximately $10 million for the year. These actions have materially lowered expected cash outflows and, in combination with the additional borrowing on the company’s line of credit, are expected to provide ample liquidity for the company’s near-term operations.

Investor Conference Call

Due to the pending transaction with Simon Property Group, the company will not host a conference call to review the first quarter 2020 financial results.

About Taubman

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,”, “we”, “us”, “our”, “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements.

Forward-looking statements involve significant known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Taubman’s shareholders; the risk that a condition to closing of the transaction may not be satisfied; Simon’s and Taubman’s ability to consummate the transaction; the possibility that the anticipated benefits from the transaction will not be fully realized; the ability of Taubman to retain key personnel and maintain relationships with business partners pending the consummation of the transaction; the COVID-19 pandemic and related challenges, risks and uncertainties which have had, and may continue to have, direct and indirect adverse impacts on the general economy, retail environment, tenants, customers, and employees, as well as occupancy, sales, rent collection and center development activities; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Simon and Taubman operate, as detailed from time to time in each of Simon’s and Taubman’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated

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Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Taubman’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, and subsequent reports filed with the Securities and Exchange Commission. Taubman cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Taubman or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Taubman does not undertake any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Taubman and Simon. In connection with the proposed transaction, Taubman intends to file relevant materials with the Securities and Exchange Commission (the “SEC”). On April 28, 2020, Taubman filed its preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Taubman will mail the definitive proxy statement and a proxy card to each shareholder of Taubman entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Taubman may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF TAUBMAN ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TAUBMAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TAUBMAN AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by TAUBMAN with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Taubman’s website (www.taubman.com).

Participants in the Solicitation

Taubman and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Taubman in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement described above filed with the SEC. Additional information regarding Taubman’s directors and executive officers is also included in the Taubman’s proxy statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2019, or its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019. These documents are available free of charge as described above.

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CONTACTS:
Erik Wright, Taubman, Manager, Investor Relations, 248-258-7390
ewright@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Three Months Ended March 31, 2020 and 2019
(in thousands of dollars, except as indicated)	Three Months Ended
	2020	2019
Net income	36,484	29,738
Noncontrolling share of income of consolidated joint ventures	(1,023)	(1,429)
Noncontrolling share of income of TRG	(9,210)	(6,801)
Distributions to participating securities of TRG	(595)	(627)
Preferred stock dividends	(5,784)	(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	19,872	15,097
Net income per common share - basic	0.32	0.25
Net income per common share - diluted	0.32	0.25
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	69,958	81,293
Funds from Operations attributable to TCO's common shareowners (1)	48,877	57,779
Funds from Operations per common share - basic (1)	0.80	0.95
Funds from Operations per common share - diluted (1)	0.79	0.93
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	78,344	82,572
Adjusted Funds from Operations attributable to TCO's common shareowners (1)	54,736	58,688
Adjusted Funds from Operations per common share - basic (1)	0.89	0.96
Adjusted Funds from Operations per common share - diluted (1)	0.88	0.95
Weighted average number of common shares outstanding - basic	61,249,637	61,124,016
Weighted average number of common shares outstanding - diluted	61,474,090	61,399,108
Common shares outstanding at end of period	61,375,291	61,161,539
Weighted average units - Operating Partnership - basic	87,667,747	85,999,580
Weighted average units - Operating Partnership - diluted	88,763,462	87,145,934
Units outstanding at end of period - Operating Partnership	87,704,007	86,031,993
Ownership percentage of the Operating Partnership at end of period	70.0%	71.1%
Number of owned shopping centers at end of period	24	23

Operating Statistics:
NOI at 100% - comparable centers - growth % (1)(2)	(2.5)%	(3.5)%
NOI at 100% - comparable centers including lease cancellation income at constant currency - growth % (1)(2)	(1.9)%
Net Operating Income excluding lease cancellation income - growth % (1)(2)	(3.4)%	2.3%
Net Operating Income including lease cancellation income - growth % (1)(2)	(2.5)%	(3.5)%
NOI at 100% - comparable centers excluding lease cancellation income at constant currency - growth % (1)(2)	(2.7)%	3.0%
Beneficial interest in NOI - comparable centers including lease cancellation income - growth % (1)(2)	(0.5)%
Beneficial interest in NOI - comparable centers including lease cancellation income at constant currency - growth % (1)(2)	(0.4)%
Beneficial interest in NOI - comparable centers excluding lease cancellation income - growth % (1)(2)	(1.7)%
Beneficial interest in NOI - comparable centers excluding lease cancellation income at constant currency - growth % (1)(2)	(1.5)%
Beneficial interest in NOI - total portfolio excluding lease cancellation income - growth % (1)(2)	(3.8)%	5.7%
Average rent per square foot - U.S. Consolidated Businesses (3)	70.47	71.13
Average rent per square foot - U.S. UJVs (3)	53.65	55.69
Average rent per square foot - Combined U.S. centers (3)	62.12	63.41
Average rent per square foot growth % - U.S. comparable centers (3)	(2.0)%
Ending occupancy - all U.S. centers	90.9%	92.2%
Ending occupancy - U.S. comparable centers (3)	91.9%	93.0%
Leased space - all U.S. centers	93.4%	94.8%
Leased space - U.S. comparable centers (3)	94.6%	95.5%
Mall tenant sales - all U.S. centers (4)	1,335,283	1,631,379
Mall tenant sales - U.S. comparable centers (3)(4)	1,173,328	1,513,468

	12-Months Trailing
Operating Statistics:	2020	2019
Mall tenant sales - all U.S. centers (4)	6,619,078	6,301,796
Mall tenant sales - U.S. comparable centers (3)(4)	5,790,735	5,777,036
Sales per square foot - U.S. comparable centers (3)(4)	955	936
All U.S. centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - U.S. Consolidated Businesses	14.0%	13.8%
Mall tenant occupancy costs as a percentage of tenant sales - U.S. UJVs	12.2%	12.0%
Mall tenant occupancy costs as a percentage of tenant sales - Combined U.S. centers	13.1%	13.0%
U.S. comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - U.S. Consolidated Businesses	13.6%	13.3%
Mall tenant occupancy costs as a percentage of tenant sales - U.S. UJVs	12.1%	11.9%
Mall tenant occupancy costs as a percentage of tenant sales - Combined U.S. centers	12.9%	12.7%

(1)	See 'Use of Non-GAAP Financial Measures' for the definition and use of EBITDA, NOI, and FFO.
(2)	Statistics exclude non-comparable centers as defined in the respective periods and have not been subsequently restated for changes in the pools of comparable centers.
(3)	Statistics exclude non-comparable centers for all periods presented. The March 31, 2019 statistics have been restated to include comparable centers to 2020.
(4)	Based on reports of sales furnished by mall tenants. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2020 and 2019
(in thousands of dollars)
	2020		2019
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Rental revenues	142,658	134,942	144,289	129,556
Overage rents	4,217	5,626	3,141	6,379
Management, leasing, and development services	566		1,216
Other	12,018	7,129	11,562	6,706
Total revenues	159,459	147,697	160,208	142,641

EXPENSES:
Maintenance, taxes, utilities, and promotion	38,751	44,833	38,538	40,960
Other operating	18,142	7,501	19,225	5,521
Management, leasing, and development services	493		531
General and administrative	8,016		8,576
Restructuring charges	362		625
Simon Property Group, Inc. transaction costs	6,385
Costs associated with shareholder activism			4,000
Interest expense	34,849	34,657	36,885	32,498
Depreciation and amortization	51,696	34,262	44,956	33,690
Total expenses	158,694	121,253	153,336	112,669

Nonoperating income, net	548	337	8,733	401
	1,313	26,781	15,605	30,373
Income tax expense	(756)	(1,939)	(539)	(1,908)

Equity in income of UJVs	11,284		14,672
Gains on partial dispositions of ownership interests in UJVs, net of tax	10,914
Gains on remeasurements of ownership interests in UJVs	13,729

Net income	36,484	24,842	29,738	28,465
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,023)		(1,429)
Noncontrolling share of income of TRG	(9,210)		(6,801)
Distributions to participating securities of TRG	(595)		(627)
Preferred stock dividends	(5,784)		(5,784)
Net income attributable to Taubman Centers, Inc. common shareholders	19,872		15,097

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	113,983	95,700	97,446	96,561
EBITDA - outside partners' share	(5,791)	(51,279)	(6,739)	(47,144)
Beneficial interest in EBITDA	108,192	44,421	90,707	49,417
Gains on partial dispositions of ownership interests in UJVs	(12,396)
Gains on remeasurements of ownership interests in UJVs	(13,729)
Beneficial interest expense	(32,053)	(16,415)	(33,860)	(16,776)
Beneficial income tax expense - TRG and TCO	(756)	(325)	(489)	(777)
Non-real estate depreciation	(1,197)		(1,145)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	42,277	27,681	49,429	31,864

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	740	(113)	1,798	166
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		79		112
The Mall at Green Hills purchase accounting adjustments - rental revenues	11		35
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(286)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(528)

(1) With the exception of the Supplemental Information, amounts include 100% of the UJVs. Amounts are net of intercompany transactions. The UJVs are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

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TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

In this press release, the terms "we", "us", and "our" refer to Taubman Centers, Inc. (TCO), The Taubman Realty Group Limited Partnership (TRG), and/or TRG's subsidiaries as the context may require.

We use certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income (NOI), beneficial interest in NOI, and Funds from Operations (FFO). These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents our share of the earnings before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. We believe EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

We use NOI as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases, and in formulating corporate goals and compensation. We define NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, property taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Beneficial interest in NOI represents our share of NOI (as previously defined) of our consolidated and unconsolidated businesses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. We also use NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. We generally provide separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from comparable center statistics as a result of Hurricane Maria given that the center's performance has been and is expected to continue to be materially impacted for the foreseeable future. We also use NOI excluding lease cancellation income using constant currency exchange rates as an alternative measure because exchange rates may vary significantly from period to period, which can affect comparability and trend analysis.

The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with Generally Accepted Accounting Principles (GAAP)), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We believe that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, we and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. We primarily use FFO in measuring performance and in formulating corporate goals and compensation.

We may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. We believe the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. The following table summarizes adjustments to FFO and EBITDA for the three months ended March 31, 2020 and 2019:

	FFO		EBITDA
	Three Months Ended		Three Months Ended
	2020	2019	2020	2019
Simon Property Group, Inc. transaction costs	•		•
Costs associated with shareholder activism		•		•
Restructuring charges	•	•	•	•
Costs related to Blackstone transactions	•
Taubman Asia President transition costs	•		•
Promote fee adjustment - Starfield Hanam	•		•
Fluctuation in fair value of equity securities		•		•
Gains on partial dispositions of ownership interests in UJVs			•
Gains on remeasurements of ownership interests in UJVs			•
These non-GAAP measures as presented by us are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of our operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

We also provide our beneficial interest in certain financial information of our UJVs. This beneficial information is derived as our ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving our beneficial interest in this manner may not accurately depict the legal and economic implications of holding a noncontrolling interest in the investee.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareholders to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended March 31, 2020 and 2019
(in thousands of dollars except as noted; may not add or recalculate due to rounding)
	2020			2019
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareholders - basic	19,872	61,249,637	0.32	15,097	61,124,016	0.25
Add impact of share-based compensation	24	224,453		21	275,092
Net income attributable to TCO common shareholders - diluted	19,896	61,474,090	0.32	15,118	61,399,108	0.25
Add depreciation of TCO's additional basis	1,481		0.02	1,617		0.03
Net income attributable to TCO common shareholders, excluding step-up depreciation	21,377	61,474,090	0.35	16,735	61,399,108	0.27
Add noncontrolling share of income of TRG	9,210	26,418,110		6,801	24,875,564
Add distributions to participating securities of TRG	595	871,262		627	871,262
Net income attributable to partnership unitholders and participating securities of TRG	31,182	88,763,462	0.35	24,163	87,145,934	0.28
Add (less) depreciation and amortization:
Consolidated businesses at 100%	51,696		0.58	44,956		0.52
Depreciation of TCO's additional basis	(1,481)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,972)		(0.02)	(2,235)		(0.03)
Share of UJVs	16,397		0.18	17,192		0.20
Non-real estate depreciation	(1,197)		(0.01)	(1,145)		(0.01)
Less gains on partial dispositions of ownership interests in UJVs, net of tax	(10,914)		(0.12)
Less gains on remeasurements of ownership interests in UJVs	(13,729)		(0.15)
Less impact of share-based compensation	(24)		(0.00)	(21)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	69,958	88,763,462	0.79	81,293	87,145,934	0.93
TCO's average ownership percentage of TRG - basic (1)	69.9%			71.1%
Funds from Operations attributable to TCO's common shareholders (1)	48,877		0.79	57,779		0.93

Funds from Operations attributable to partnership unitholders and participating securities of TRG	69,958	88,763,462	0.79	81,293	87,145,934	0.93
Simon Property Group, Inc. transaction costs	6,385		0.07
Costs associated with shareholder activism				4,000		0.05
Restructuring charges	362		0.00	625		0.01
Costs related to Blackstone transactions (2)	1,113		0.01
Taubman Asia President transition costs	244		0.00
Promote fee adjustment, net of tax - Starfield Hanam (3)	282		0.00
Fluctuation in fair value of equity securities				(3,346)		(0.04)
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	78,344	88,763,462	0.88	82,572	87,145,934	0.95
TCO's average ownership percentage of TRG - basic (4)	69.9%			71.1%
Adjusted Funds from Operations attributable to TCO's common shareholders (4)	54,736		0.88	58,688		0.95

(1) For the three months ended March 31, 2020, Funds from Operations attributable to TCO's common shareholders was $48,273 using TCO's diluted average ownership percentage of TRG of 69.0%. For the three months ended March 31, 2019, Funds from Operations attributable to TCO's common shareholders was $57,019 using TCO's diluted average ownership percentage of TRG of 70.1%.

(2) Includes $1.1 million of deferred income tax expense related to the Blackstone transactions, which has been recorded within Income Tax Expense in our Statement of Operations and Comprehensive Income (Loss).

(3) Includes a reduction of $0.3 million of promote fee income related to the previously recognized promote fee, net of tax, for Starfield Hanam, which have been recorded within Equity in Income of UJVs in our Statement of Operations and Comprehensive Income (Loss).

(4) For the three months ended March 31, 2020, Adjusted Funds from Operations attributable to TCO's common shareholders was $54,060 using TCO's diluted average ownership percentage of TRG of 69.0%. For the three months ended March 31, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $57,916 using TCO's diluted average ownership percentage of TRG of 70.1%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended March 31, 2020 and 2019
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)
	Three Months Ended
	2020	2019
Net income	36,484	29,738

Add (less) depreciation and amortization:
Consolidated businesses at 100%	51,696	44,956
Noncontrolling partners in consolidated joint ventures	(1,972)	(2,235)
Share of UJVs	16,397	17,192

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	34,849	36,885
Noncontrolling partners in consolidated joint ventures	(2,796)	(3,025)
Share of UJVs	16,415	16,776
Income tax expense:
Consolidated businesses at 100%	756	539
Noncontrolling partners in consolidated joint ventures		(50)
Share of UJVs	325	777
Share of income tax expense on dispositions of ownership interests	1,482

Less noncontrolling share of income of consolidated joint ventures	(1,023)	(1,429)

Beneficial interest in EBITDA	152,613	140,124

TCO's average ownership percentage of TRG - basic	69.9%	71.1%

Beneficial interest in EBITDA attributable to TCO	106,676	99,593

Beneficial interest in EBITDA	152,613	140,124

Add (less):
Simon Property Group, Inc. transaction costs	6,385
Costs associated with shareowner activism		4,000
Restructuring charges	362	625
Taubman Asia President transition costs	244
Promote fee adjustment - Starfield Hanam	309
Fluctuation in fair value of equity securities		(3,346)
Gains on partial dispositions of ownership interests in UJVs	(12,396)
Gains on remeasurments of ownership interests in UJVs	(13,729)

Adjusted Beneficial interest in EBITDA	133,788	141,403

TCO's average ownership percentage of TRG - basic	69.9%	71.1%

Adjusted Beneficial interest in EBITDA attributable to TCO	93,518	100,502

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Three Months Ended March 31, 2020, 2019, and 2018
(in thousands of dollars)	Three Months Ended					Three Months Ended
	2020		2019		Growth %	2019		2018		Growth %
Net income	36,484		29,738			29,738		34,596
Add (less) depreciation and amortization:
Consolidated businesses at 100%	51,696		44,956			44,956		35,022
Noncontrolling partners in consolidated joint ventures	(1,972)		(2,235)			(2,235)		(1,852)
Share of UJVs	16,397		17,192			17,192		17,055
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	34,849		36,885			36,885		30,823
Noncontrolling partners in consolidated joint ventures	(2,796)		(3,025)			(3,025)		(3,011)
Share of UJVs	16,415		16,776			16,776		16,751
Income tax expense:
Consolidated businesses at 100%	756		539			539		184
Noncontrolling partners in consolidated joint ventures			(50)			(50)		(50)
Share of UJVs	325		777			777		710
Share of income tax expense on dispositions of ownership interests	1,482
Less noncontrolling share of income of consolidated joint ventures	(1,023)		(1,429)			(1,429)		(1,344)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	5,791		6,739			6,739		6,257
EBITDA attributable to outside partners in UJVs	51,279		47,144			47,144		51,027
EBITDA at 100%	209,683		194,007			194,007		186,168
Add (less) items excluded from shopping center NOI:
General and administrative expenses	8,016		8,576			8,576		8,493
Management, leasing, and development services, net	(73)		(685)			(685)		(492)
Simon Property Group, Inc. transaction costs	6,385
Restructuring charges	362		625			625		(346)
Costs associated with shareholder activism			4,000			4,000		3,500
Straight-line of rents	(1,029)		(2,907)			(2,907)		(5,487)
Nonoperating income, net	(885)		(9,134)			(9,134)		6,796
Gains on partial dispositions of ownership interests in UJVs	(12,396)
Gains on remeasurements of ownership interests in UJVs	(13,729)
Unallocated operating expenses and other	5,007		7,740			7,740		8,121
NOI at 100% - total portfolio	201,341		202,222			202,222		206,753
Less NOI of non-comparable centers	(18,102)	(1)	(14,266)	(1)		(11,738)	(2)	(9,261)	(2)
NOI at 100% - comparable centers	183,239		187,956		(2.5)%	190,484		197,492		(3.5)%
Foreign currency exchange rate fluctuation adjustment	1,130
NOI at 100% - comparable centers including lease cancellation income at constant currency	184,369		187,956		(1.9)%	190,484		197,492

NOI at 100% - comparable centers	183,239		187,956			190,484		197,492
Less lease cancellation income - comparable centers	(2,054)		(489)			(489)		(11,687)
NOI at 100% - comparable centers excluding lease cancellation income	181,185		187,467		(3.4)%	189,995		185,805		2.3%
Foreign currency exchange rate fluctuation adjustment	1,130					1,353
NOI at 100% - comparable centers excluding lease cancellation income at constant currency	182,315		187,467		(2.7)%	191,348		185,805		3.0%

NOI at 100% - comparable centers	183,239		187,956
Less NOI of comparable centers attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs	(53,866)		(57,891)
Beneficial interest in NOI - comparable centers including lease cancellation income	129,373		130,065		(0.5)%
Beneficial interest in foreign currency exchange rate fluctuation adjustment	232
Beneficial interest in NOI - comparable centers including lease cancellation income at constant currency	129,605		130,065		(0.4)%

NOI at 100% - comparable centers excluding lease cancellation income (2)	181,185		187,467
Less NOI of comparable centers excluding lease cancellation income attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs	(53,673)		(57,806)
Beneficial interest in NOI - comparable centers excluding lease cancellation income	127,512		129,661		(1.7)%
Beneficial interest in foreign currency exchange rate fluctuation adjustment	232
Beneficial interest in NOI - comparable centers excluding lease cancellation income at constant currency	127,744		129,661		(1.5)%

NOI at 100% - total portfolio	201,341		202,222			202,222		206,753
Less lease cancellation income - total portfolio	(2,452)		(569)			(569)		(13,785)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs excluding lease cancellation income - total portfolio	(57,330)		(54,573)			(54,573)		(53,877)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	141,559		147,080		(3.8)%	147,080		139,091		5.7%

(1) Includes Beverly Center, The Gardens Mall, The Mall of San Juan, Stamford Town Center, and Taubman Prestige Outlets Chesterfield.
(2) Includes Beverly Center, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 6 - Debt Summary
As of March 31, 2020
(in millions of dollars, amounts may not add due to rounding)
	Ownership %		Amortizing (A)/		Maturity		100%		Beneficial Interest		Effective Rate		LIBOR Rate
Consolidated Fixed Rate Debt:	(if not 100%)		Interest Only (I)		Date		3/31/2020		3/31/2020	(a)	3/31/2020	(b)	Spread
Cherry Creek Shopping Center	50.00%		I		6/1/2028		550.0		275.0		3.85%
City Creek Center			A		8/1/2023		74.9		74.9		4.37%
Great Lakes Crossing Outlets			A		1/6/2023		192.2		192.2		3.60%
The Mall at Short Hills			I		10/1/2027		1,000.0		1,000.0		3.48%
Twelve Oaks Mall			A		3/6/2028		291.1		291.1		4.85%
							2,108.3		1,833.3
							3.81%		3.80%
Consolidated Floating Rate Debt:
The Mall at Green Hills			I		12/1/2020		150.0		150.0		3.03%	(c)	1.45%
International Market Place	93.50%		I		8/9/2021	(d)	250.0		233.8		3.73%		2.15%	(d)
TRG $65M Revolving Credit Facility			I		4/25/2020	(e)	0.0	(e)	0.0		2.39%	(e)	1.40%
TRG $1.1B Revolving Credit Facility			I		2/1/2024	(f)	945.0		945.0		2.72%	(f)	1.38%	(f)
							1,345.0		1,328.8
							2.94%		2.93%
Consolidated Floating Rate Debt Swapped to Fixed:
TRG $275M Term Loan			I		2/1/2025		275.0		275.0		3.69%	(g)	1.55%	(g)
TRG $250M Term Loan			I		3/31/2023		250.0		250.0		4.62%	(h)	1.60%	(h)
TRG $1.1B Revolving Credit Facility (portion swapped)			I		2/1/2024	(f)	25.0		25.0		3.51%	(f)	1.38%	(f)
U.S. Headquarters			I		3/1/2024		12.0		12.0		3.49%	(i)
							562.0		562.0
							4.09%		4.09%

Total Consolidated Deferred Financing Costs, Net							(12.1)		(11.6)

Total Consolidated							4,003.1		3,712.4
Weighted Rate (excluding deferred financing costs)							3.56%		3.54%

Joint Ventures Fixed Rate Debt:
CityOn.Xi'an	25.00%	(j)	A		3/14/2029		150.3	(k)	37.6		6.00%
CityOn.Zhengzhou	24.50%	(j)	A		4/16/2032		0.0	(l)	0.0			(l)
Country Club Plaza	50.00%		A		4/1/2026		314.7		157.4		3.85%
Fair Oaks Mall	50.00%		A		5/10/2023		253.6		126.8		5.32%
The Gardens Mall	48.50%		I - until 8/15/2020		7/15/2025	(m)	195.0		105.8	(m)	4.07%	(m)
International Plaza	50.10%		A		12/1/2021		296.3		148.4		4.85%
The Mall at Millenia	50.00%		I		10/15/2024		350.0		175.0		4.00%
The Mall at Millenia	50.00%		I		10/15/2024		100.0		50.0		3.75%
Starfield Anseong	49.00%		I		2/28/2025		44.0	(n)	21.6		2.25%	(n)
Starfield Hanam	17.15%	(j)	I		11/25/2020		248.6	(o)	42.6		2.58%	(o)
Sunvalley	50.00%		A		9/1/2022		164.0		82.0		4.44%
Taubman Land Associates	50.00%		A		11/1/2022		20.5		10.2		3.84%
The Mall at University Town Center	50.00%		I - until 12/1/2022		11/1/2026		280.0		140.0		3.40%
Waterside Shops	50.00%		I	(p)	4/15/2026		165.0		82.5		3.86%
Westfarms	78.94%		A		7/1/2022		273.8		216.1		4.50%
							2,855.8		1,396.1
							4.14%		4.21%
Joint Venture Floating Rate Debt Swapped to Fixed:
International Plaza	50.10%		A		12/1/2021		157.7		79.0		3.58%	(q)
Starfield Hanam	17.15%	(j)	I		11/8/2020		52.1	(r)	8.9		3.12%	(r)
							209.7		87.9
							3.47%		3.53%

Total Joint Venture Deferred Financing Costs, Net							(5.5)		(2.5)

Total Joint Venture							3,060.0		1,481.5
Weighted Rate (excluding deferred financing costs)							4.10%		4.17%

TRG Beneficial Interest Totals:
Fixed Rate Debt							4,964.1		3,229.4
							4.00%		3.98%
Floating Rate Debt							1,345.0		1,328.8
							2.94%		2.93%
Floating Rate Debt Swapped to Fixed							771.7		649.9
							3.92%		4.01%

Total Deferred Financing Costs, Net							(17.7)		(14.1)

Total							7,063.1		5,193.9
Weighted Rate (excluding deferred financing costs)							3.79%		3.72%

Weighted Average Maturity Fixed Debt					5.6
Weighted Average Maturity Total Debt					4.8

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 6 - Debt Summary (continued)
As of March 31, 2020
(in millions of dollars, amounts may not add due to rounding)
Beneficial Share of Principal Amortization and Debt Maturities
Year	Fixed Rate Debt (s)	Weighted Rate	Floating Rate Debt	Weighted Rate	Floating Swapped to Fixed (t)	Weighted Rate (t)	Total Deferred Financing Costs, Net	Total Debt	Weighted Rate
2020	66.3	3.23%	150.0	3.03%	10.3	3.18%	(2.7)	224.0	3.10%
2021	176.4	4.77%	233.8	3.73%	77.6	3.58%	(2.9)	484.9	4.08%
2022	317.1	4.46%					(2.3)	314.8	4.46%
2023	385.6	4.32%			250.0	4.62%	(1.8)	633.8	4.44%
2024	244.4	3.99%	945.0	2.72%	37.0	3.50%	(1.6)	1,224.8	3.00%
2025	130.1	3.86%			275.0	3.69%	(1.1)	403.9	3.74%
2026	364.5	3.74%					(1.0)	363.4	3.74%
2027	1,013.1	3.51%					(0.7)	1,012.4	3.51%
2028	528.7	4.34%					—	528.7	4.34%
2029	3.1	6.00%						3.1	6.00%
	3,229.4	3.98%	1,328.8	2.93%	649.9	4.01%	(14.1)	5,193.9	3.72%

Unencumbered Assets
Center			Location		Ownership %
Consolidated Businesses:
Beverly Center			Los Angeles, CA		100%
Dolphin Mall			Miami, FL		100%
The Gardens on El Paseo			Palm Desert, CA		100%
The Mall of San Juan			San Juan, PR		95%
Unconsolidated Joint Ventures:
Stamford Town Center			Stamford, CT		50%

(a)	All debt is secured and non-recourse to TRG unless otherwise indicated.
(b)
Includes the impact of interest rate swaps that qualify for hedge accounting, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt or interest rate cap premiums, if any.

(c)	The LIBOR rate is capped at 3.00% until maturity, resulting in a maximum interest rate of 4.45%.
(d)
The $250 million loan bears interest at LIBOR + 2.15% and decreases to LIBOR + 1.85% upon achieving certain performance measures. Two, one-year extension options are available. TRG has provided an unconditional guarantee of 100% of the principal balance and all accrued but unpaid interest during the term of the loan.

(e)
Rate floats daily at LIBOR plus spread. Letters of credit totaling $9.8 million are also outstanding on facility. The facility is recourse to TRG and secured by an indirect interest in 40% of The Mall at Short Hills. In April 2020, a one-year extension of the maturity date was completed on the facility.

(f)
The unsecured facility bears interest at a range of LIBOR + 1.05% to 1.60% with a facility fee ranging from 0.20% to 0.25% based on our total leverage ratio. Two, six-month extension options are available. The LIBOR rate is swapped to a fixed rate of 2.14% until February 2022 on $25 million of the $1.1 billion TRG revolving credit facility. This results in an effective interest rate in the range of 3.19% to 3.74% until February 2022 on $25 million of the credit facility balance.

(g)
The $275 million unsecured term loan bears interest at a range of LIBOR + 1.15% to 1.80% based on our total leverage ratio. The LIBOR rate is swapped to a fixed rate of 2.14% until February 2022, which results in an effective interest rate in the range of 3.29% to 3.94% until February 2022.

(h)
The $250 million unsecured term loan bears interest at a range of LIBOR + 1.25% to 1.90% based on our total leverage ratio. Through the term of the loan, the LIBOR rate is swapped to a fixed rate of 3.02% which results in an effective interest rate in the range of 4.27% to 4.92%.

(i)	Debt is swapped to an effective rate of 3.49% until maturity.
(j)
On February 14, 2019, we announced agreements to sell 50% of our ownership interests in Starfield Hanam, CityOn.Xi'an, and CityOn.Zhengzhou to funds managed by Blackstone. The completion of the sales of Starfield Hanam, CityOn.Zhengzhou, and CityOn.Xian occurred in September 2019, December 2019, and February 2020, respectively.

(k)	1.2 billion Renminbi (RMB) ($169.4 million USD equivalent at March 31, 2020) non-recourse facility.
(l)
1.2 billion RMB ($169.4 million USD equivalent at March 31, 2020) non-recourse facility. The loan bears interest at the 5 year China RMB Loan Prime Rate plus 0.85% and is fixed upon each draw. In April 2020, there was an initial draw of 520 million RMB ($73.4 million USD equivalent at March 31, 2020), at a fixed rate of 5.6%, which was used to repay a portion of the existing partner loans. No draws are allowed after October 16, 2020.

(m)
Beneficial interest in debt includes $11.3 million of purchase accounting premium from acquisition of The Gardens Mall which reduces the stated rate on the debt of 6.8% to an average effective rate of 4.2% on total beneficial interest in debt over the remaining term of the loan. The effective rate for the current quarter differs from the average over the remaining term of the loan due to differences in amortization methods. The Lender has the option to declare the loan due and payable if the net income available for debt service as defined in the loan agreement is less than a certain amount for calendar years 2020 through 2022.

(n)
300 billion Korean Won (KRW) ($246.1 million USD equivalent at March 31, 2020) non-recourse construction facility which bears interest at the Korea Financial Investment Association (KOFIA) Five Year AAA Financial (Bank) Yield plus 0.76% and is fixed upon each draw. No draws are allowed after February 26, 2021.

(o)
520 billion KRW ($426.6 million USD equivalent at March 31, 2020) non-recourse construction facility which bears interest at the KOFIA Five Year Industrial Financial Debentures Yield plus 1.06% and was fixed upon each draw. A letter of credit totaling $53.2 million USD is outstanding on this facility as security for the Starfield Hanam USD loan. No draws were allowed after December 31, 2016.

(p)
The Waterside Shops loan is interest-only for the term of the loan. However, if net operating income available for debt service as defined in the loan agreement is less than a certain amount for calendar year 2020, the lender may require the loan to amortize based on a 30-year amortization period beginning May 2021.

(q)	Debt is swapped to an effective rate of 3.58% until maturity. TRG has provided a several guarantee of 50.1% of the swap obligations.
(r)
$52.1 million USD construction loan which bears interest at three-month LIBOR + 1.60%. The joint venture has entered into a cross-currency interest rate swap to hedge the foreign exchange and interest rate risk associated with this debt since the entity's functional currency is KRW and the loan is in USD. The LIBOR rate plus spread have been swapped until September 2020 to a fixed rate of 3.12%. The foreign exchange rate for the initial exchange, periodic interest payments and final exchange of proceeds has been fixed at 1162 USD-KRW. The loan is secured by a $53.2 million standby letter of credit drawn off the Starfield Hanam KRW construction facility (see footnote (o) above).

(s)	Principal amortization includes amortization of purchase accounting adjustments.
(t)
Represents principal amortization of floating rate debt swapped to fixed rate debt as of March 31, 2020. Note that not all of this debt may be swapped at these rates through maturity. See footnote (f), (g) and (h) above.